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                                                                   EXHIBIT 99.5

                               NHP INCORPORATED RECEIVES
                               SECOND LETTER FROM INSIGNIA

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                                                     Contact:  Ann Torre Grant
                                                               EVP and CFO
                                                               (703) 394-2420
                                                               agrant@nhpi.com
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VIENNA, VA, FEBRUARY 27, 1997/PRNewswire/--NHP Incorporated (NHP) of Vienna, VA
announced today that Insignia Financial Group, Inc. has sent NHP a letter stating that it is prepared to offer $24 per share -- 50% cash and 50% in Insignia Class A Common Stock -- for all outstanding stock in NHP, including the stock held by Demeter Holdings Corporation and Capricorn Investors, L.P. Insignia stated its expectation that the stock portion of a transaction would be tax-free to NHP shareholders. The offer that Insignia stated it wishes to make does not contemplate a spin-off of NHP's Washington Mortgage Financial Group subsidiary.

     NHP is prepared to evaluate the terms, feasibility and likelihood of closing of any offers received, in light of the best interests of stockholders.

RELEASE 97-7